CSFB05-9G1SB - Price/Yield - 1A4

Balance	$10,000,000.00	Delay	24	WAC	5.8	WAM	358
Coupon	5.125	Dated	9/1/2005	NET	5.25	WALA	2
Settle	9/30/2005	First Payment	10/25/2005

Price	1	2	3	4	5	6	7	8
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
96-05.00	5.454	5.531	5.586	5.653	5.813	5.964	6.274	6.545
96-06.00	5.452	5.528	5.582	5.648	5.807	5.957	6.264	6.533
96-07.00	5.449	5.524	5.578	5.644	5.802	5.950	6.254	6.520
96-08.00	5.447	5.521	5.574	5.640	5.796	5.943	6.244	6.508
96-09.00	5.444	5.518	5.571	5.635	5.790	5.936	6.234	6.496
96-10.00	5.442	5.515	5.567	5.631	5.784	5.929	6.224	6.483
96-11.00	5.439	5.512	5.563	5.627	5.778	5.921	6.214	6.471
96-12.00	5.437	5.508	5.560	5.622	5.773	5.914	6.204	6.458
96-13.00	5.434	5.505	5.556	5.618	5.767	5.907	6.194	6.446
96-14.00	5.432	5.502	5.552	5.614	5.761	5.900	6.184	6.433
96-15.00	5.429	5.499	5.549	5.610	5.755	5.893	6.174	6.421
96-16.00	5.427	5.496	5.545	5.605	5.750	5.886	6.164	6.409
96-17.00	5.424	5.492	5.541	5.601	5.744	5.879	6.154	6.396
96-18.00	5.422	5.489	5.538	5.597	5.738	5.872	6.144	6.384
96-19.00	5.419	5.486	5.534	5.592	5.732	5.865	6.134	6.371
96-20.00	5.417	5.483	5.530	5.588	5.727	5.857	6.124	6.359
96-21.00	5.414	5.480	5.526	5.584	5.721	5.850	6.115	6.347

Spread @ Center Price	102	123	133	144	170	190	223	250
WAL	22.75	15.16	12.29	9.99	6.89	5.34	3.68	2.89
Mod Durn	12.90	10.11	8.74	7.51	5.61	4.53	3.25	2.60
Principal Window	Aug24 - Jan33	Feb17 - Dec26	Sep14 - Jul23	Feb13 - Jul20	Mar11 - May15	Mar10 - Apr12	Dec08 - Dec09	Apr08 - Dec08

Prepay	100 PSA	200 PSA	250 PSA	300 PSA	400 PSA	500 PSA	750 PSA	1000 PSA

Treasury	Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 3.773 3.940 3.948 3.990 4.181 4.464

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.